PRELIMINARY COPY - SUBJECT TO COMPLETION

PROKIDNEY

PROKIDNEY CORP.
2000 FRONTIS PLAZA BLVD
SUITE 250
WINSTON-SALEM, NC 27103

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Bar code above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PROK2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70481-P31550 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PROKIDNEY CORP.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	**The domestication proposal.** To approve by special resolution the change of ProKidney's jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware.	☐	☐	☐
2.	**The new charter proposal.** To approve by special resolution the alteration of ProKidney's second amended and restated memorandum and articles of association (the "Existing Organizational Documents"), by replacing the Existing Organizational Documents with, and to approve and adopt, the proposed new certificate of incorporation of the post-domestication company ("ProKidney Delaware") (the "Proposed Charter").	☐	☐	☐
3a.	**Advisory charter proposal A.** To approve as a non-binding, advisory resolution changes in connection with the new charter proposal as part of the domestication, including, among other things, (i) adopting the state and federal courts in the State of Delaware, as applicable, as the exclusive forum for certain stockholder litigation (as more fully set forth in the Proposed Charter) and (ii) renouncing, in the Proposed Charter, any interest or expectancy of ProKidney Delaware in, or in being offered an opportunity to participate in, certain corporate opportunities, subject to certain exceptions.	☐	☐	☐
3b.	**Advisory charter proposal B.** To approve as a non-binding, advisory resolution a provision in the Proposed Charter such that, subject to the rights of the holders of any one or more series of preferred stock then outstanding, the number of authorized shares of any of the common stock, Class A common stock, Class B common stock or the preferred stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of ProKidney Delaware entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, and no vote of the holders of any class of the common stock, Class A common stock, Class B common stock or the preferred stock voting separately as a class will be required therefor.	☐	☐	☐
3c.	**Advisory charter proposal C.** To approve as a non-binding, advisory resolution the provision in the Proposed Charter removing the ability of shareholders to act by written resolution in lieu of a meeting, subject to certain exceptions, as applicable, for the holders of Class B common stock and the holders of one or more series of preferred stock.	☐	☐	☐
3d.	**Advisory charter proposal D.** To approve as a non-binding, advisory resolution a provision to change the authorized share capital of ProKidney from US$100,500 divided into 500,000,000 Class A ordinary shares, 500,000,000 Class B ordinary shares and 5,000,000 preference shares to 700,000,000 shares of Class A common stock, 500,000,000 shares of Class B common stock and 50,000,000 shares of preferred stock.	☐	☐	☐
3e.	**Advisory charter proposal E.** To approve as a non-binding, advisory resolution a provision to require (i) either (x) the affirmative vote of the holders of at least two thirds (2/3) of the total voting power of all the then-outstanding shares of ProKidney Delaware's capital stock entitled to vote thereon, and voting together as a single class or (y) approval of a majority of the Board, to make, adopt, alter, amend, change, add to, rescind or repeal, in whole or in part, the proposed new bylaws of ProKidney Delaware; (ii) at least two thirds (2/3) of the total voting power of all the outstanding shares of ProKidney Delaware's capital stock entitled to vote thereon, voting together as a single class in order to alter, amend or repeal Sections 7.2, 7.3 and 7.4 of Article 7, Sections 8.1, and 8.2 of Article 8 or Article 9, 10, 11, 12 or 15 of the Proposed Charter; and (iii) at least two thirds (2/3) of the total voting power of the outstanding shares of ProKidney Delaware's capital stock entitled to vote generally in the election of directors, voting together as a single class, in order to remove a director for cause.	☐	☐	☐
4.	**Election of Directors.** To elect by ordinary resolution the following three director nominees named in the proxy statement/prospectus to serve as Class III directors for three-year terms expiring at the annual general meeting in 2028 and until their successors are duly elected and qualified.			
4a.	Bruce Culleton, M.D.	☐	☐	☐
4b.	Pablo Legorreta	☐	☐	☐
4c.	Uma Sinha, Ph.D.	☐	☐	☐
5.	**The appointment of independent registered public accounting form proposal.** To ratify by ordinary resolution the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
6.	**The adjournment proposal.** To approve by ordinary resolution the adjournment of the annual general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual general meeting, the domestication proposal and the new charter proposal would not be duly approved and adopted by our shareholders.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The shareholder materials are available at www.proxyvote.com.

V70482-P31550

PROKIDNEY CORP.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
[•], 2025 10:00 A.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Bruce Culleton, M.D. and James Coulston, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of ProKidney Corp. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 a.m., Eastern Time on [•], 2025, at 399 Boylston Street, Ste. 350, Boston, MA 02116 and/or www.virtualshareholdermeeting.com/PROK2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE